Exhibit (k)(15)

FS CREDIT INCOME FUND

SECOND AMENDED AND RESTATED APPENDIX A TO THE SHAREHOLDER SERVICES PLAN

DATED SEPTEMBER 18, 2017

Class of Shares	Service Fee
A	0.25%
I	None
L	0.25%
M	None
T	0.25%
U	None
U-2	0.25%

Agreed to and accepted as of [ ], 2020.

FS CREDIT INCOME FUND

By:
Name: Michael C. Forman
Title: Chief Executive Officer